Filed Pursuant to Rule 424(b)(5)

Registration No. 333-267585

Prospectus Supplement

to Prospectus dated October 5, 2022

FLORA GROWTH CORP.

12,500,000 Common Shares

Investor Warrants to Purchase Up to 12,500,000 Common Shares

Placement Agent Warrants to Purchase Up to 500,000 Common Shares

We are offering 12,500,000 of our common shares, no par value per share (the “common shares”), and warrants to purchase up to 12,500,000 of our common shares (the “investor warrants” and together with the common shares offered hereby and the common shares issuable upon the exercise of the investor warrants, the “securities”), directly to certain investors, referred to as “the investors.” Each common share is being sold together with an investor warrant to purchase one common share at a combined offering price of $0.40 per common share and associated investor warrant. The investor warrants will have an exercise price of $0.40 per common share and will have a term of five years from the issuance date.   Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue warrants to purchase up to 500,000 common shares (the “placement agent warrants”) (and the common shares issuable upon the exercise of the placement agent warrants) to A.G.P./Alliance Global Partners (or its designees) as our placement agent as part of the compensation payable to it for acting as our exclusive placement agent in connection with this offering. The placement agent warrants will have the same terms as the investor warrants except that the exercise price will be $0.44 per common share (which represents 110% of the offering price per common share sold in this offering).The common shares underlying the investor warrants and placement agent warrants are also being offered pursuant to this prospectus supplement.

Our common shares are listed on the Nasdaq Capital Market under the symbol “FLGC.”  The last reported sale price of our common shares on the Nasdaq Capital Market on December 8, 2022 was $0.44 per share.

We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk.  See the risks described in the “Risk Factors” section on page S-4 of this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, respectively.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

We have retained A.G.P./Alliance Global Partners (the “placement agent” or “A.G.P.”) to act as our exclusive placement agent. The placement agent has agreed to use its “reasonable best efforts” to arrange for the sale of the securities offered by this prospectus supplement. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. We have agreed to pay the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering.

	Per Common Share and associated Investor Warrant	Total
Offering Price	$0.40	$5,000,000
Placement Agent Fees(1)	$0.028	$350,000
Proceeds to us, before expenses(2)	$0.372	$4,650,000

(1) We will pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds. We have also agreed to (i) reimburse the placement agent for up to $65,000 of its accountable and non-accountable expenses and (ii) issue to the placement agent the placement agent warrants, as described under the “Plan of Distribution” on page S-11 of this prospectus supplement.

(2) The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the placement agent warrants.

We anticipate that delivery of the securities and the placement agent warrants will be made on or about December 13, 2022, subject to the satisfaction of certain closing conditions.

A.G.P.

Prospectus Supplement dated December 8, 2022.

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  This prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

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ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms the “Company,” “Flora,” “we,” “us” and “our” in this prospectus supplement refer to Flora Growth Corp., a corporation organized under the laws of the Province of Ontario, and its consolidated subsidiaries, unless the context requires otherwise.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) utilizing the Commission’s “shelf” registration rules. This document consists of two parts, this prospectus supplement, which provides you with specific information about this offering, and the accompanying prospectus, which provides more general information, some of which may not apply to this offering. When we refer in this prospectus supplement to the term “this prospectus,” we are referring collectively to this prospectus supplement, the accompanying prospectus and any free-writing prospectus we may utilize pursuant to Rule 433 of the Securities Act of 1933, as amended (the “Securities Act”).

This prospectus supplement and the documents incorporated by reference herein may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus. You should read carefully this prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information,” and “Incorporation of Certain Documents by Reference” before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus relating to the offering described in this prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the respective dates on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not offering or selling the securities offered hereby in any jurisdiction or to any person if such offer or sale is not permitted by applicable law, rule or regulation.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus.  Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are identified under “Incorporation of Certain Documents by Reference” in this prospectus supplement and under “Incorporation of Certain Documents by Reference” in the accompanying prospectus.  You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2021, as amended, and in other documents incorporated herein by reference.

Our Company

Overview

We are an all-outdoor cultivator and manufacturer of global cannabis products and brands, building a connected, design-led collective of plant-based wellness and lifestyle brands. As the operator of an extensive outdoor cannabis cultivation facility, Flora leverages natural, cost-effective cultivation practices to supply cannabis derivatives to its diverse business units. The foundation of our business strategy is built on three core pillars: commercial/wholesale, house of brands, and life sciences. Below is a brief summary of these three key pillars:

Commercial & Wholesale

The Commercial and Wholesale pillar encompasses our cultivation, extraction, manufacturing and distribution of cannabis, its derivatives, plant-based extracts, and white-label or custom formulations with the intent to supply both domestic and international markets for both internal and third-party applications. This business is supported by existing cultivation on 249 acres and onsite laboratory facilities in Bucaramanga, Colombia, together with two manufacturing and processing laboratories in Bogotá, Colombia and one in Fort Lauderdale, Florida.

House of Brands

Flora’s “House of Brands” consists of a connected ecosystem of wellness and lifestyle consumer packaged goods that are designed to deliver unique experiences to its customers. These brands consist of a mix of products across multiple categories including food and beverage, nutraceuticals, cannabis accessories and technology, personal care, and pet wellness, that allow us to gain meaningful access to global markets. This brand strategy allows the Company to collect customer data through first-party relationships via each brand, creating an opportunity for customer acquisition, cross-promotion, consumer insights, and a database of opted-in consumers for new brand and product development opportunities.

Our House of Brands includes:

•	JustCBD / Wellness, CBD
•	Vessel / Consumer Accessories & Technology
•	Mind Naturals / Personal Care (Skincare)
•	Mambe / Food & Beverage
•	Stardog / Lifestyle
•	Kalaya / Medical-OTC

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Life Sciences

Flora’s Life Sciences pillar is focused on providing scientific-based research connected to molecules found in the cannabis plant. Through the Life Sciences pillar, the Company works to create education platforms as well as to initiate research studies, clinical trials, and the development of plant-based, medical-grade pharmaceuticals, phytotherapeutics, and dietary supplements for use in target and broad-based use cases leveraging multiple modalities. We are currently working on a study in conjunction with the University of Manchester in the United Kingdom to assess the benefits of a proprietary CBD formulation on patients suffering from fibromyalgia and pain-related illnesses. Additionally, Flora is seeking approval from INVIMA, Colombia’s equivalent to the FDA, for a patent-pending cannabinoid formulation for use as medicine.

Recent Developments

Arrangement Agreement to Acquire Franchise Global Health Inc.

On October 21, 2022, Flora and Franchise Global Health Inc., a corporation existing under the laws of the Province of British Columbia (“Franchise”) entered into an Arrangement Agreement (the “Arrangement Agreement”) pursuant to which Flora intends to acquire all the issued and outstanding common shares of Franchise by way of a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia).  As consideration for the acquisition of 100% of the issued and outstanding Franchise common shares, at the completion of the Arrangement, Flora will issue between 36,515,060 and 43,525,951 of its common shares, based upon a formula set forth in the Arrangement Agreement.  In accordance with the terms set forth in the Arrangement Agreement, upon the completion of the Arrangement, all Flora common shares to be delivered to the former shareholders of Franchise shall be restricted from being sold for a period of ninety (90) days following the completion of the Arrangement. Upon the completion of the Arrangement, Flora shall expand the size of its board of directors from seven to nine directors and Clifford Starke shall have the right to designate two individuals to serve on Flora’s board of directors.  It is anticipated that Clifford Starke will be one of such designees.

Completion of the Arrangement is subject to certain closing conditions customary for transactions of this nature including, among other things, approval of the Arrangement by the Supreme Court of British Columbia and the approval of at least 66 2/3% of the votes cast by shareholders of Franchise at a meeting of Franchise shareholders.  The preceding description of the Arrangement Agreement and Arrangement is only a summary and is qualified in its entirety by reference to the summary, and complete text, of the Arrangement Agreement, which Flora has included and filed as Exhibit 99.1 to the Report on Form 6-K filed with Securities and Exchange Commission on October 24, 2022, which is incorporated herein.

Corporate Information

We were originally incorporated on March 13, 2019, under the laws of the Province of Ontario. We are an early-stage company with our registered office and mailing address located at 365 Bay Street, Suite 800, Toronto, Ontario, M5H 2V1. Our principal place of business in the United States is located at 3406 SW 26th Terrace, Suite C-1, Fort Lauderdale, Florida 33312, and our phone number is (954) 842-4989. Our agricultural and processing operations are in Bucaramanga and Bogotá, Colombia. Our Colombian-based offices are located at Calle 93B # 13-50, Oficina 101, Edificio Hernandez, Bogotá, Colombia and and Anillo vial Floridablanca – Giron km 2.176, Centro empresarial Ecoparque Natura, Torre 1 Oficina 317, Floridablanca, Santander, Colombia. Our website address is www.floragrowth.com. The information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein.

We are an “emerging growth company” (an “EGC”), as defined in the Jumpstart Our Business Startups Act of 2012. As an EGC, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

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The Offering

Common shares offered by us	12,500,000 common shares.

Investor warrants offered by us

Investor warrants to purchase up to 12,500,000 common shares. Each investor warrant has an exercise price of $0.40 per share, is exercisable immediately upon issuance and has a term of five years from the issuance date. This prospectus also relates to the offering of the common shares issuable upon exercise of the investor warrants. There is currently no market for the investor warrants and none is expected to develop after this offering. We do not intend to list the investor warrants on any national securities exchange or other trading market.

Offering price	$0.40 per common share and associated investor warrant.

Common shares to be outstanding immediately after this offering(1)	89,879,469 common shares (excluding shares issuable upon the exercise of the investor warrants and the placement agent warrants).

Use of proceeds

We intend to use the net proceeds from this offering for (i) capital expenditures; (ii) to increase operating capacity; (iii) working capital and (iv) other general corporate purposes. See “Use of Proceeds” for additional information.

Nasdaq Capital Market symbol	“FLGC”

Risk factors

Investing in our securities involves risks. You should read carefully the “Risk Factors” section of this prospectus supplement beginning on page S-4 the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors that you should carefully consider before deciding to invest in our securities.

(1) The number of our common shares outstanding is based on 77,379,469 common shares outstanding as of September 30, 2022, which excludes:

•

4,772,881 options held by our employees, directors and certain consultants to purchase common shares under the Company’s Option Plan (the “Option Plan”) at a weighted average exercise price of $2.01 per share, of which 3,442,881 options were exercisable as of September 30, 2022, at a weighted average exercise price of $2.00 per share;

•

275,000 options held by our employees, directors and certain consultants to purchase common shares under the Company’s 2022 Incentive Compensation Plan (the “2022 Plan”) at a weighted average exercise price of $0.93 per share, none of which were exercisable as of September 30, 2022;

• 4,954,800 common shares available for future issuance under our 2022 Plan as of September 30, 2022;

• 6,214,928 common shares issuable upon the exercise of warrants outstanding as of September 30, 2022 at an average exercise price of $3.72 per share;

• between 36,515,060 and 43,525,951 common shares issuable upon the closing of the acquisition of Franchise pursuant to the Arrangement Agreement;

• 12,500,000 common shares issuable upon exercise of the investor warrants at an exercise price of $0.40 per share; and

• 500,000 common shares issuable upon exercise of the placement agent warrants at an exercise price of $0.44 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options described above.

S-3

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, the risks described under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, as amended, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and under similar headings in our subsequently filed reports on Form 6-K, and other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our audited consolidated financial statements and the related notes, as well as our unaudited condensed consolidated financial statements and the related notes, before you decide whether to purchase our securities. If any of the following risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our common shares could decline and you could lose all or part of your investment in our securities.

Risks Related to our Proposed Acquisition of Franchise

As previously disclosed, Flora has entered into Arrangement Agreement with Franchise pursuant to which Flora intends to acquire all the issued and outstanding common shares of Franchise by way of the Arrangement under the Business Corporations Act (British Columbia). The Arrangement is subject to certain conditions that may be outside Flora’s control, including, without limitation, the receipt of the approval by the Supreme Court of British Columbia, the conditional approval by the Nasdaq Capital Market of the listing of the Flora Shares that may be issuable pursuant to the Arrangement, and the approval of at least 66 2/3% of the votes cast by shareholders of Franchise at a meeting of Franchise shareholders. There can be no certainty, nor can Flora provide any assurance, that these conditions will be satisfied or waived or, if satisfied or waived, when they will be satisfied or waived. If the Arrangement is not completed, the market price of our common shares may decline to the extent that the market price reflects a market assumption that the Arrangement will be completed.

Risks Related to this Offering and our Securities

The market price of our common shares has been, and may continue to be, volatile, and the value of your investment could decline significantly.

The trading price for our common shares has been, and we expect it to continue to be, volatile. The price at which our common shares trade depends upon a number of factors, including our historical and anticipated operating results, regulatory approvals, our financial condition, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions, most of which are beyond our control. The foregoing factors, among others, may contribute to the volatility of the market price of our common shares, leading to broad market fluctuations that could lower the market price of our common shares, resulting in a loss of all or part of your investment in our common shares.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described in “Use of Proceeds”. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our market value.

We do not intend to pay dividends or other distributions to our stockholders.

We currently do not, and do not intend to, pay cash dividends on our common shares in the foreseeable future.  We expect that we will retain cash generated from operations, if any, for working capital purposes and to fund the continued expansion of our business. Moreover, future payment of dividends may be restricted by credit or other agreements to which we are a party.  Our stockholders may not be able to receive a return on their investment unless they sell our common shares.

S-4

You will experience immediate and substantial dilution.

The offering price for the common shares offered pursuant to this prospectus supplement is substantially higher than the net tangible book value of each outstanding share of our common shares. Purchasers of common shares in this offering will experience immediate and substantial dilution on a book value basis. Following this offering, there will be an immediate increase in net tangible book value of approximately $0.03 per share to our existing shareholders, and an immediate dilution of $0.21 per share to investors purchasing shares in this offering, based on an offering price of $0.40 per common share and associated investor warrant, and after deducting the placement agent fees and other estimated offering expenses payable by us. If the holders of outstanding options or other securities convertible into our common shares exercise those options or other such securities at prices below the offering price, you will incur further dilution. Please see the section in the prospectus supplement entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

Sales of a substantial number of our common shares, or the perception that such sales might occur, could adversely affect the trading price of our common shares.

As of September 30, 2022, we had 77,379,469 common shares outstanding, excluding common shares issuable upon exercise of outstanding options and shares that are issuable under our existing equity compensation plans as well as the common shares issuable to the shareholders of Franchise pursuant to the Arrangement Agreement. Sales of common shares underlying stock options, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common shares. A decline in the price of our common shares might impede our ability to raise capital through the issuance of additional common shares or other equity securities and could result in a decline in the value of your investment in our common shares.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the investor warrants will be extremely limited.

Holders of our warrants will have no rights as an common shareholder until such holders exercise their warrants and acquire our common shares.

Until you acquire common shares upon exercise of your warrants, you will have no rights with respect to the common shares underlying such warrants, except as set forth in the warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

The warrants may never have any value.

The investor warrants being sold in this offering have an exercise price of $0.40 per common share and the placement agent warrants have an exercise price of $0.44 per common share. The warrants will expire on the fifth anniversary from the issuance date. In the event our common share price does not exceed the per share exercise price of the investor warrants during the period when the warrants are exercisable, the warrants may not have any value.

S-5

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

This prospectus supplement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward- looking statements by terms such as “may”, “will”, “should”, “believe”, “expect”, “could”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed under the caption “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated by reference in this prospectus supplement, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus supplement. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

•	our limited operating history and net losses;
•	unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;
•

our ability to complete acquisitions and the successful integration of such acquisitions, including the Company’s contemplated acquisition of Franchise; changes in cannabis laws, regulations and guidelines;

•	decrease in demand for cannabis and derivative products due to certain research findings, proceedings, or negative media attention;
•	damage to our reputation as a result of negative publicity;
•	exposure to product liability claims, actions and litigation;
•	risks associated with product recalls;
•	product viability;
•	continuing research and development efforts to respond to technological and regulatory changes;
•	shelf life of inventory;
•	our ability to successfully close and integrate businesses that we acquire;
•	maintenance of effective quality control systems;
•	changes to energy prices and supply;
•	risks associated with expansion into new jurisdictions;
•	regulatory compliance risks;
•	opposition to the cannabinoid industry;
•	risks related to our operations in Colombia; and
•	potential delisting resulting in reduced liquidity of our common shares.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this prospectus supplement. The forward-looking statements contained in this prospectus supplement are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward- looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus supplement, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this prospectus supplement speaks only as of the date of this prospectus supplement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus supplement, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering of securities will be approximately $4.5 million, after deducting the placement agent fees and other estimated expenses relating to the offering.

We intend to use the net proceeds from this offering for capital expenditures, to increase operating capacity, working capital and general corporate purposes. Our net proceeds will be utilized for certain capital expenditures and operating expenditures across all of our divisions.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Our management will have discretion in allocating the net proceeds in accordance with the above priorities and purposes.  The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our expansion and development efforts, whether or not we enter into strategic transactions, our general operating costs and expenditures, and the changing needs of our business.

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DILUTION

If you invest in the securities being offered by this prospectus supplement, you will suffer immediate and substantial dilution in the net tangible book value per common share. Our net tangible deficit as of September 30, 2022 was approximately $12.7 million, or approximately $0.16 per share. Net tangible assets per share represents our total tangible assets less total tangible liabilities, divided by the number of common shares outstanding as of September 30, 2022.

Dilution in net tangible book value per share represents the difference between the offering price per share paid by purchasers in this offering and the net tangible book value per share of our common shares immediately after this offering. After giving effect to the sale by us of shares in this offering at an offering price of $0.40 per common share, after deducting the placement agent fees and estimated offering expenses payable by us, our net tangible book value as of September 30, 2022 would have been approximately $17.2 million, or approximately $0.19 per common share. This represents an immediate increase of $0.03 in net tangible book value per share to our existing shareholders and an immediate dilution of $0.21 per share to purchasers of securities in this offering. The following table illustrates this per share dilution:

Offering price per share	$0.40
Net tangible book value deficit per share as of September 30, 2022	$0.16
Increase in net tangible book value per share attributable to new investors	$0.03
Adjusted net tangible book value deficit per share as of September 30, 2022, after giving effect to the offering	$0.19
Dilution per share to new investors in the offering	$0.21

The above discussion and tables do not include the following:

•

4,772,881 options held by our employees, directors and certain consultants to purchase common shares under the Option Plan at a weighted average exercise price of $2.01 per share, of which 3,442,881 options were exercisable as of September 30, 2022, at a weighted average exercise price of $2.00 per share;

•

275,000 options held by our employees, directors and certain consultants to purchase common shares under the 2022 Plan at a weighted average exercise price of $0.93 per share, none of which were exercisable as of September 30, 2022;

•	4,954,800 common shares available for future issuance under our 2022 Plan as of September 30, 2022;

•	6,214,928 common shares issuable upon the exercise of warrants outstanding as of September 30, 2022 at an average exercise price of $3.72 per share;

•	between 36,515,060 and 43,525,951 common shares issuable upon the closing of the acquisition of Franchise pursuant to the Arrangement Agreement;

•	12,500,000 common shares issuable upon exercise of the investor warrants at an exercise price of $0.40 per share; and

•	500,000 common shares issuable upon exercise of the placement agent warrants at an exercise price of $0.44 per share.

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DESCRIPTION OF SECURITIES

The securities offered in this offering will be issued pursuant to a securities purchase agreement between the investors and us. We urge you to review the form of securities purchase agreement, which will be included as an exhibit to a report on Form 6-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the securities.

Additionally, we urge you to review the form of investor warrant, which will be included as an exhibit to a report on Form 6-K filed with the SEC in connection with this offering and incorporated by reference herein, for a complete description of the terms and conditions applicable to the investor warrants. The investor warrants will have the terms described under the caption “Investor Warrants” below.

This prospectus supplement also relates to the offering of the placement agent warrants to purchase up to 500,000 common shares (and the common shares issuable upon the exercise of the placement agent warrants). The placement agent warrants will have the terms described under the caption “Placement Agent Warrants” below. We urge you to review the form of placement agent warrant, which will be included as an exhibit to a report on Form 6-K filed with the SEC in connection with this offering and incorporated by reference herein, for a complete description of the terms and conditions applicable to the placement agent warrants.

The following brief summary of the material terms and provisions of the investor warrants and the placement agent warrants is subject to, and qualified in its entirety by the form of investor warrants and form of placement agent warrant, respectively.

Common Shares

The material terms and provisions of our common shares are described under the heading “Description of Common Shares” starting on page 7 of the accompanying prospectus.

Investor Warrants

The material terms and provisions of the investor warrants are substantially the same as the placement agent warrants described immediately below under the heading “Placement Agent Warrants,” with the exception of the following terms:

•	The exercise price of the investor warrants is $0.40 per share;
•	Holders of investor warrants can elect to set the Beneficial Ownership Limitation (defined below) at 4.99% or 9.99%;
•

Holders of investor warrants are entitled to receive cash dividends or distribution or return of capital in the form of cash made to holders of common shares (as, if and when declared by our Board of Directors);

•	The investor warrants may be held in book-entry form; and
•	The investor warrants are immediately transferrable.

Placement Agent Warrants

We have also agreed to issue to the placement agent in the offering the placement agent warrants to purchase up to 500,000 common shares, which represent 4.0% of the aggregate number of common shares sold in this offering.

Duration and Exercise Price

Each placement agent warrant offered hereby will have an exercise price equal to $0.44 per common share, which represents 110% of the offering price per common share in this offering. The placement agent warrants will be immediately exercisable and may be exercised until the fifth  anniversary of the issuance date. The exercise price and number of common shares issuable upon exercise is subject to appropriate adjustment in the event of dividends, stock splits, reorganizations or similar events affecting common shares. The placement agent warrants will be issued separately from the common shares offered hereby and may be transferred separately immediately thereafter, subject to FINRA Rule 5110(g). The placement agent warrants will be issued in certificated form only.

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Exercisability

The placement agent warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of common shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).  Unless otherwise specified in the placement agent warrants, the holder will not have the right to exercise the placement agent warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the placement agent warrants (the “Beneficial Ownership Limitation”).

Cashless Exercise

If, at the time a holder exercises its placement agent warrants, a registration statement registering the issuance of common shares underlying the placement agent warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the placement agent warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the placement agent warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of common shares, upon any subsequent exercise of a placement agent warrant, the holder will have the right to receive as alternative consideration, for each common share that the holder would have received upon such holder’s exercise of the placement agent warrant into common shares (without giving effect to any limitation as a result of the Beneficial Ownership Limitation) immediately prior to the occurrence of such fundamental transaction, the number of common shares of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of common shares for which the holder would have received upon such holder’s exercise of the placement agent warrant into common shares (without giving effect to any limitation as a result of the Beneficial Ownership Limitation) immediately prior to the occurrence of such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase their warrants at their fair value using the Black Scholes option pricing formula.

Transferability

The placement agent warrants will not be transferable for 180 days from the date of effectiveness or the commencement of sales of this offering, except in certain circumstances described in the placement agent warrants. Following such period, subject to applicable laws and a standard legend with regard to restriction on transfer only in compliance with a public offering or an available exemption therefrom, the placement agent warrants may be transferred at the option of the holder upon surrender of a placement agent warrant to us together with the appropriate instruments of transfer.

Right as a Shareholder

Except as otherwise provided in the placement agent warrants or by virtue of the holder’s ownership of common shares, such holder of placement agent warrants does not have the rights or privileges of a holder of common shares, including any voting rights, until such holder exercises such holder’s placement agent warrants.

Waivers and Amendments

No term of the placement agent warrants may be amended or waived without the written consent of the holder of such warrant.

Amendment to November 2021 Common Share Purchase Warrants

In connection with the offering, the Company agreed to amend the terms of the common share purchase warrants previously issued to certain institutional investors participating in this offering in connection with the Company’s November 2021 public offering to reduce the exercise price of such warrants to $0.40.

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PLAN OF DISTRIBUTION

We have engaged A.G.P./Alliance Global Partners  (“A.G.P.” or the “placement agent”) to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of the securities in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and the investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement.  Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more investors through a securities purchase agreement directly between the investors and us. We will only sell to investors who have entered into the securities purchase agreement.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about December 13, 2022, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the gross proceeds of this offering. We will also reimburse the placement agent for legal fees and other reasonable and documented out-of-pocket expenses incurred in connection with the offering up to $50,000, as well as for non-accountable expenses of $15,000.

We estimate the total expenses payable by us for this offering will be approximately $500,000, which amount includes the placement agent fees (excluding fees payable on any warrant exercises) and expenses.

Placement Agent’s Warrants

We have agreed to issue to A.G.P. placement agent warrants to purchase up to 500,000 common shares, representing 4.0% of the aggregate number of common shares sold in this offering. The placement agent warrants will have an exercise price equal to $0.44, or 110% of the offering price per common share and associated investor warrant and will be exercisable immediately for five years from the issuance date. Pursuant to FINRA Rule 5110(g), the placement agent warrants and any common shares issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

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Lock-up Restrictions

Pursuant to the securities purchase agreement with the investors, we have agreed that, for a period of 90 days following the closing of this offering, subject to certain exceptions, we will not issue, enter into an agreement to issue or announce the issuance or proposed issuance of our common shares or common shares equivalents.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the engagement agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and
•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities,

other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other Relationships

The placement agent and its respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the common course of business with us or our affiliates. The placement agent has received, or may in the future receive, customary fees and commissions for these transactions.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Wildeboer Dellelce LLP and Greenberg Traurig, LLP.  Pryor Cashman LLP, New York, New York,  has acted as counsel for the placement agent.

EXPERTS

The Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2021 included in this prospectus have been audited by Davidson & Company LLP (“Davidson”), an independent registered public accounting firm, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Davidson is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. Davidson’s headquarters are located at Suite 1200-609 Granville Street, Vancouver, BC V7Y 1G6 Canada.

The consolidated financial statements of Franchise Cannabis Corp., the prior operating entity of Franchise, as of and for the fiscal year ended December 31, 2021 included in this prospectus have been audited by Zeifmans LLP, an independent registered public accounting firm, as set forth in their report thereon.

The consolidated financial statements of Franchise Cannabis Corp., the prior operating entity of Franchise, as of and for the fiscal year ended December 31, 2020 included in this prospectus have been audited by MNP LLP, an independent registered public accounting firm, as set forth in their report thereon.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at www.enlivex.com. Information contained on, or accessible through, our website is not incorporated into or made a part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference certain information that we filed with the SEC prior to the date of this prospectus supplement and that we will file in the future, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus and should be read with the same care. Information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus supplement the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

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•	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on May 9, 2022, as amended by our Form 20-F/A Amendment No. 1 filed with the SEC on September 16, 2022;
•

our Reports on Form 6-K filed with the SEC on February, 28, 2022, March 17, 2022, July 6, 2022, July 11, 2022, July 14, 2022, August 15, 2022 (solely with respect to Exhibits 99.2 and 99.3 thereto) as amended by our Report on Form 6-K/A Amendment No. 1 filed with the SEC on September 19, 2022, October 24, 2022 (excluding Exhibit 99.2 thereto) and November 28, 2022; and

•

the Company’s Registration Statement on Form 8-A filed with the SEC on May 10, 2021, in which there is described the terms, rights and provisions applicable to the shares of the Company’s common shares, including any amendment or report filed for the purpose of updating such description, including the description of common shares filed as Exhibit 2.1 to the Company’s Form 20-F for the year ended December 31, 2021.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement (including any such Form 6-K that we submit to the SEC after the date of the filing of the registration statement of which this prospectus supplement forms a part and prior to the date of effectiveness of such registration statement).

Any statements made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any shareholder, to whom a prospectus supplement is delivered, upon written or oral request of that person, a copy of any and all of the information incorporated by reference into this prospectus supplement. Please direct requests to us at the following address:

Flora Growth Corp.

Attention: Matthew Cohen, General Counsel

3406 SW 26th Terrace, Suite C-1

Fort Lauderdale, Florida 33312

Tel: (954) 842-4989

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.

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PROSPECTUS

$25,000,000

FLORA GROWTH CORP.

Common Shares

Warrants

Units

We may from time to time sell our common shares, warrants and units described in this prospectus in one or more offerings. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $25,000,000.

We refer to the common shares, warrants and units collectively as “securities” in this prospectus.

This prospectus provides a general description of these securities, which we may offer and sell in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. Each time we sell the securities described in this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate a sale of our securities unless accompanied by an applicable prospectus supplement.

We may offer the securities from time through public or private transactions, and in the case of our common shares, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our common shares are traded on the Nasdaq Capital Market under the symbol “FLGC.”

Investing in our securities involves risks. See “RISK FACTORS” beginning on page 3 for information you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 5, 2022

_______________

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or the SEC. Under this shelf registration statement, we may sell any one or more or a combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that contains specific information about any offering by us with respect to the securities registered hereunder. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the heading “Where You Can Find More Information” located on page 16.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering of securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that is prepared by us or on our behalf or that is otherwise authorized by us. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of this prospectus and such accompanying prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement are delivered, or securities sold, on a later date.

References in this prospectus to the “Registrant,” the “Company,” “Flora,” “we,” “us” and “our” refer to Flora Growth Corp., a company incorporated in the Province of Ontario, and its consolidated subsidiaries, unless the context requires otherwise.

2

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed reports on Form 6-K and annual reports on Form 20-F, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our business, prospects, financial condition and results of operation. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, prospects, financial condition and results of operations.

3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward- looking statements by terms such as “may”, “will”, “should”, “believe”, “expect”, “could”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed under the caption “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated by reference in this prospectus, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

•	Our limited operating history and net losses;
•	unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;
•	changes in cannabis laws, regulations and guidelines;
•	decrease in demand for cannabis and derivative products due to certain research findings, proceedings, or negative media attention;
•	damage to our reputation as a result of negative publicity;
•	exposure to product liability claims, actions and litigation;
•	risks associated with product recalls;
•	product viability;
•	continuing research and development efforts to respond to technological and regulatory changes;
•	shelf life of inventory;
•	our ability to successfully integrate businesses that we acquire;
•	maintenance of effective quality control systems;
•	changes to energy prices and supply;
•	risks associated with expansion into new jurisdictions;
•	regulatory compliance risks;
•	opposition to the cannabinoid industry;
•	risks related to our operations in Colombia; and
•	potential delisting resulting in reduced liquidity of our common shares.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this prospectus. The forward-looking statements contained in this prospectus are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward- looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

4

OUR COMPANY

We are an all-outdoor cultivator and manufacturer of global cannabis products and brands, building a connected, design-led collective of plant-based wellness and lifestyle brands. As the operator of an extensive outdoor cannabis cultivation facility, Flora leverages natural, cost-effective cultivation practices to supply cannabis derivatives to its diverse business units. The foundation of our business strategy is built on three core pillars: commercial/wholesale, house of brands, and life sciences. Below is a brief summary of these three key pillars:

Commercial & Wholesale

The Commercial and Wholesale pillar encompasses our cultivation, extraction, manufacturing and distribution of cannabis, its derivatives, plant-based extracts, and white-label or custom formulations with the intent to supply both domestic and international markets for both internal and third-party applications. This business is supported by existing cultivation on 249 acres and onsite laboratory facilities in Bucaramanga, Colombia, together with two manufacturing and processing laboratories in Bogotá, Colombia and one in Fort Lauderdale, Florida.

House of Brands

Flora’s “House of Brands” consists of a connected ecosystem of wellness and lifestyle consumer packaged goods that are designed to deliver unique experiences to its customers. These brands consist of a mix of products across multiple categories including food and beverage, nutraceuticals, cannabis accessories and technology, personal care, and pet wellness, that allow us to gain meaningful access to global markets. This brand strategy allows the Company to collect customer data through first-party relationships via each brand, creating an opportunity for customer acquisition, cross-promotion, consumer insights, and a database of opted-in consumers for new brand and product development opportunities.

Our House of Brands includes;

•	JustCBD / Wellness, CBD
•	Vessel / Consumer Accessories & Technology
•	Mind Naturals / Personal Care (Skincare)
•	Mambe / Food & Beverage
•	Stardog / Lifestyle
•	Tonino Lamborghini / Beverages
•	Kalaya / Medical-OTC

Life Sciences

Flora’s Life Sciences pillar is focused on providing scientific-based research connected to molecules found in the cannabis plant. Through the Life Sciences pillar, the Company works to create education platforms as well as to initiate research studies, clinical trials, and the development of plant-based, medical-grade pharmaceuticals, phytotherapeutics, and dietary supplements for use in target and broad-based use cases leveraging multiple modalities. We are currently working on a study in conjunction with the University of Manchester in the United Kingdom to assess the benefits of a proprietary CBD formulation on patients suffering from fibromyalgia and pain-related illnesses. Additionally, Flora is seeking approval from INVIMA, Colombia’s equivalent to the FDA, for a patent-pending cannabinoid formulation for use as medicine.

Certain Information About Us In This Prospectus

We were originally incorporated on March 13, 2019, under the laws of the Province of Ontario. We are an early-stage company with our registered office and mailing address located at 365 Bay Street, Suite 800, Toronto, Ontario, M5H 2V1. Our principal place of business in the United States is located at 3406 SW 26th Terrace, Suite C-1, Fort Lauderdale, Florida 33312, and our phone number is (954) 842-4989. Our agricultural and processing operations are in Bucaramanga and Bogotá Colombia. Our Colombian-based offices are located at Calle 93B # 13-50, Oficina 101, Edificio Hernandez, Bogotá, Colombia and and Anillo vial Floridablanca – Giron km 2.176, Centro empresarial Ecoparque Natura, Torre 1 Oficina 317, Floridablanca, Santander, Colombia. Our website address is www.floragrowth.com. The information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein.

5

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered hereby for capital expenditures, operating capacity, working capital and general corporate purposes.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

6

DESCRIPTION OF COMMON SHARES

General

This prospectus describes the general terms of our common shares, which description is qualified in its entirety by reference to applicable Canadian law and the terms and provisions contained in our articles of incorporation (as amended, the “articles”) and our bylaws currently in effect (the “bylaws”). When we offer to sell common shares, we will describe the specific terms of such offering in a supplement to this prospectus. Accordingly, for a description of the terms of a particular offering of our common shares, you must refer to both this prospectus and the applicable prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information contained in the prospectus supplement.

Under our articles, our authorized capital consists of an unlimited number of common shares, with no par value per share, which do not have any special rights or restrictions. As of September 21, 2022, there were 76,942,581 common shares outstanding.

Rights, Preferences, Restrictions Attaching to Our Common Shares

The Business Corporations Act (Ontario) provides the following rights, privileges, restrictions and conditions attaching to our common shares:

•	to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

•

subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of our Company, to share equally in the remaining property of our Company on liquidation, dissolution or winding-up of our Company; and

•	the Common Shares are entitled to receive dividends if, as, and when declared by the board of directors of the Company (the “Board of Directors”).

Shareholder Meetings

The Business Corporations Act (Ontario) provides that: (i) a general meeting of shareholders shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of our Company is located; (ii) directors must call an annual meeting of shareholders no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than 50 days or by less than 21 days, if we are an “offering corporation” under the rules of the Business Corporations Act (Ontario), otherwise not less than 10 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to vote at the meeting, our directors and our auditor are entitled to be present at a meeting of shareholders (along with such other persons as may be invited by the chairperson or with the consent of the meeting); and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the Ontario Superior Court of Justice may order a meeting to be called, held and conducted in a manner that the Court directs.

The Company’s bylaws provide that a quorum is met when holders of not less than 35% of the shares entitled to vote at the meeting of shareholders are present in person or represented by proxy.

The holders of our common shares are entitled to attend and vote at all meetings of the shareholders of the Company.

Fully Paid and Non-assessable

All outstanding common shares are duly authorized, validly issued, fully paid and non-assessable.

7

Limitations on Liability and Indemnification of Officers and Directors

In accordance with the Business Corporations Act (Ontario) and pursuant to the bylaws of the Company, subject to certain conditions, the Company shall, to the maximum extent permitted by law, indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. We may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding, provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below. Indemnification is prohibited unless the individual:

•	Acted honestly and in good faith with a view to our best interests;
•	In the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and
•	Was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Continental Stock Transfer & Trust Company.

Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol “FLGC.”

8

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our common shares. The warrants may be issued independently or together with common shares offered by this prospectus and may be attached to or separate from those common shares.

While the terms we have summarized below will apply generally to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, and you should refer to the applicable prospectus supplement for the specific terms of any warrants that we offer.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the common shares purchasable upon exercise of, its warrants.

We may issue warrants in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, number, and terms of common shares purchasable upon exercise of the warrants;
•	the date, if any, on and after which the warrants and the related common shares will be separately transferable;
•	the price at which each common share purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	any information with respect to book-entry procedures;
•	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;
•	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;
•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
•	the date on which the right to exercise the warrants begins and the date on which that right expires;
•	the material U.S. federal income tax consequences of holding or exercising the warrants; and
•	any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

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Unless specified in an applicable prospectus supplement, warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash common shares at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date of the warrants, as set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will issue the underlying common shares subject to such exercise to the applicable warrantholder. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of common shares covered by, a warrant will be adjusted proportionately if we subdivide or combine our common shares. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•	issue capital stock or other securities convertible into or exchangeable for common shares, or any rights to subscribe for, purchase, or otherwise acquire common shares, as a dividend or distribution to holders of our common shares;
•	pay any cash to holders of our common shares other than a cash dividend paid out of our current or retained earnings;
•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common shares; or
•	issue common shares or additional stock or other securities or property to holders of our common shares by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the common shares otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

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Except as stated above, the exercise price and number of securities covered by a warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations, or changes of the common shares;
•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common shares; or
•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common shares are entitled to receive stock, securities, or other property with respect to or in exchange for their common shares, the holders of the warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

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DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common shares and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below, and you should refer to the applicable prospectus supplement for the specific terms of any units that we offer.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common shares and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit are immediately separable or otherwise may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Shares” and “Description of Warrants,” will apply to each unit and to any common share or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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TAXATION

The material Canadian and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

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PLAN OF DISTRIBUTION

We may sell the securities offered hereby from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with applicable securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the prices of the securities to be higher than they would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

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EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

SEC Registration Fee	$2,317.50
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing Expenses	*
Blue Sky Fees	*
Transfer Agent Fees and Expenses	*
Miscellaneous	*
Total	*

* To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wildeboer Dellelce LLP and Greenberg Traurig P.A.

EXPERTS

The Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2021 included in this prospectus have been audited by Davidson & Company LLP (“Davidson”), an independent registered public accounting firm, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Davidson is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. Davidson’s headquarters are located at Suite 1200-609 Granville Street, Vancouver, BC V7Y 1G6 Canada.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of the Province of Ontario. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in Canada, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at www.floragrowth.com. Information contained on or accessible through our website is not incorporated into or made a part of this prospectus or the registration statement of which this prospectus forms a part.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update, modify and supersede this information. We incorporate by reference the following documents we have filed with the SEC:

•	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on May 9, 2022, as amended by our Form 20-F/A Amendment No. 1 filed with the SEC on September 16, 2022;

•

our Reports on Form 6-K filed with the SEC on July 6, 2022, July 11, 2022, July 14, 2022, and August 15, 2022 (solely with respect to Exhibits 99.2 and 99.3 thereto) as amended by our Report on Form 6-K/A Amendment No. 1 filed with the SEC on September 19, 2022; and

•	the Company’s Registration Statement on Form 8-A filed with the SEC on May 10, 2021, in which there is described the terms, rights and provisions applicable to the shares of the Company’s common shares, including any amendment or report filed for the purpose of updating such description, including the description of common shares filed as Exhibit 2.1 to the Company’s Form 20-F for the year ended December 31, 2021.

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All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus (including any such Form 6-K that we submit to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to the date of effectiveness of such registration statement).

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any shareholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information incorporated by reference into this prospectus. Please direct requests to us at the following address:

Flora Growth Corp.

Attention: Matthew Cohen, General Counsel

3406 SW 26th Terrace, Sutie C-1

Fort Lauderdale, Florida 33312

Tel: (954) 842-4989

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.

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FLORA GROWTH CORP.

Common Shares

Warrants

Units

PROSPECTUS

FLORA GROWTH CORP.

12,500,00 Common Shares

Investor Warrants to Purchase Up to 12,500,000 Common Shares

Placement Agent Warrants to Purchase Up to 500,000 Common Shares

________________________

PROSPECTUS SUPPLEMENT

________________________

A.G.P.

December 8, 2022